                                                                      Exhibit 11
                                                                      ----------

                            TEMPLATE SOFTWARE, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)


                                                                PRIMARY EARNINGS PER SHARE

                                                    FOR THE THREE MONTHS     FOR THE NINE MONTHS ENDED
                                                      ENDED AUGUST 31,               AUGUST 31,
                                                ------------------------------------------------------
                                                    1997          1996          1997          1996
                                                ------------------------------------------------------
Net income                                       $  537,940    $  425,027     $1,525,109    $  725,832
                                                ======================================================
Weighted average shares of common shares
 outstanding                                      4,468,470     2,182,994      3,906,855     2,182,994

Weighted average effect of common shares
 equivalents (using the treasury stock
 method)                                          1,770,328     1,464,162      1,883,754     1,469,018

Common shares issued within one year of
 initial filing                                           -        64,014              -        64,014

Common shares equivalents issued within
 one year of initial filing                               -       940,532              -       940,532
                                                ------------------------------------------------------
                                                  6,238,798     4,651,702      5,790,609     4,656,558
                                                ======================================================

Primary net income per common share and
 common share equivalents                             $0.09         $0.09          $0.26         $0.16
                                                ======================================================

                                                          FULLY DILUTED EARNINGS PER SHARE

                                                    FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                      ENDED AUGUST 31,         ENDED AUGUST 31,
                                                ------------------------------------------------------
                                                    1997          1996          1997          1996
                                                ------------------------------------------------------
Net income                                       $  537,940    $  425,027     $1,525,109    $  725,832
                                                ======================================================
Weighted average shares of common shares
 outstanding                                      4,468,470     2,182,994      3,906,855     2,182,994

Weighted average effect of common shares
 equivalents (using the treasury stock
 method)                                          1,783,540     1,464,162      1,893,340     1,469,018

Common shares issued within one year of
 initial filing                                           -        64,014              -        64,014

Common shares equivalents issued within
 one year of initial filing                               -       940,532              -       940,532
                                                ------------------------------------------------------
                                                  6,252,010     4,651,702      5,800,195     4,656,558
                                                ======================================================

Fully diluted net income per common share
 and common share equivalents                         $0.09         $0.09          $0.26         $0.16
                                                ======================================================

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